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Exhibit (a)(1)(C)(i)

Series B Preferred Stock

LETTER OF TRANSMITTAL AND CONSENT

IMPAC MORTGAGE HOLDINGS, INC.

Offer to purchase all outstanding shares of
9.375% Series B Cumulative Redeemable Preferred Stock (CUSIP No. 45254P300)
9.125% Series C Cumulative Redeemable Preferred Stock (CUSIP No. 45254P409)
and Consent Solicitation

        THE OFFER TO PURCHASE AND CONSENT SOLICITATION WILL EXPIRE AT 9:00 A.M., EASTERN DAYLIGHT TIME, ON JUNE 26, 2009, UNLESS EXTENDED OR EARLIER TERMINATED BY IMPAC MORTGAGE HOLDINGS, INC. (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED OR EARLIER TERMINATED, THE "EXPIRATION DATE"). TENDERS OF PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO 9:00 A.M., EASTERN DAYLIGHT TIME, ON THE EXPIRATION DATE.

The Depositary for the Offer to Purchase and Consent Solicitation is:

By Mail or Overnight Courier:	By Hand:
American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Operations Center	Attn: Reorganization Department
Attn: Reorganization Department	59 Maiden Lane
6201 15th Avenue	Concourse Level
Brooklyn, NY 11219	New York, NY 10038

The Information Agent for the Offer to Purchase and Consent Solicitation is:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005

Banks and brokers call collect: (212) 269-5550
All others call toll free: (800) 269-6427

        For use by holders of record ("Holders") of the 9.375% Series B Cumulative Redeemable Preferred Stock (the "Series B Preferred Stock") of Impac Mortgage Holdings, Inc. (the "Company"). Delivery of this Letter of Transmittal and Consent to an address other than as set forth above, or transmission of this Letter of Transmittal and Consent via facsimile, will not constitute a valid delivery. The method of delivery of all documents, including certificates, is at the option and risk of the Holder. Delivery will be deemed made only when actually received by the Depositary.

        The instructions contained within this Letter of Transmittal and Consent should be read carefully before this Letter of Transmittal and Consent is completed.

        This Letter of Transmittal and Consent is only to be used by record holders of the Series B Preferred Stock. A separate Letter of Transmittal and Consent is being provided for use by record holders of the 9.125% Series C Cumulative Redeemable Preferred Stock. If you hold your shares of Series B Preferred Stock through a broker, dealer or other nominee, please contact your broker, dealer or other nominee for the appropriate instructions and documents.

        DO NOT COMPLETE AND SEND THIS LETTER OF TRANSMITTAL AND CONSENT DIRECTLY TO THE DEPOSITARY IF YOU HOLD SHARES THROUGH A BROKER, DEALER OR OTHER NOMINEE.

DESCRIPTION OF SERIES B PREFERRED STOCK TENDERED

Name(s) and Address(es of Registered Holder(s) (Please fill in, if blank)(1)	Share Certificate(s) and Share(s) Tendered (Please attach additional signed list, if necessary)

	Series B Preferred Stock Share Certificate Number(s)(2)	Total Number of Shares of Series B Preferred Stock Represented by Share Certificate(s)(2)	Number of Shares of Series B Preferred Stock Tendered(3)

Total Shares Tendered

(1)	The names and addresses of the registered Holders of the tendered Series B Preferred Stock should be printed, if not already printed above, exactly as they appear on the share certificates tendered hereby.
(2)	Need not be completed by Holders tendering shares by book-entry transfer.
(3)	Unless otherwise indicated, all Series B Preferred Stock represented by Share Certificates delivered to the Depositary will be deemed to have been tendered. The terms of the Offer to Purchase and Consent Solicitation require that Holders tender all shares they own, and the Company is entitled to reject partial tenders. See Instruction 5.

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Check here if share certificates have been lost or mutilated.

        The undersigned hereby acknowledges that he or she has received and read the Offering Circular, dated May 29, 2009 (the "Offering Circular"), of the Company and this Letter of Transmittal and Consent (the "Letter of Transmittal and Consent"), which together constitute the Company's offer to purchase (the "Offer to Purchase") all of the Company's outstanding 9.375% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share ("Series B Preferred Stock") and 9.125% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share ("Series C Preferred Stock," and collectively with the Series B Preferred Stock, the "Preferred Stock"), upon the terms and subject to the conditions specified in the Offering Circular. The Company is also soliciting consents (the "Consent Solicitation") from holders of the Preferred Stock (each, a "Holder" and collectively, the "Holders") as of the expiration of the Offer to Purchase and Consent Solicitation, to amend our charter (the "Charter") to modify the terms of such series of Preferred Stock. In the case of the Series B Preferred Stock, the proposed amendment would: (i) make future dividends non-cumulative; (ii) eliminate the provisions prohibiting the payment of dividends on junior stock and prohibiting the purchase or redemption of junior or parity stock if full cumulative dividends for all past dividend periods are not paid or declared and set apart for payment; (iii) eliminate any premiums payable upon the liquidation, dissolution or winding up of the Company; (iv) eliminate the provision prohibiting the Company from electing to redeem Preferred Stock prior to the fifth year anniversary of the issuance of such Preferred Stock; (v) eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Preferred Stock if full cumulative dividends for all past dividend periods have not been paid or declared and set apart for payment; (vi) eliminate the right of holders of Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods; and (vii) eliminate the right of holders of Preferred Stock to consent to or approve the authorization or issuance of preferred stock senior to the Preferred Stock (the "Proposed Amendments").

        The elimination of the restrictions described above would allow the Company to declare and pay dividends on shares of common stock or shares of any other class or series of our capital stock, except any class or series of parity stock, or redeem, repurchase or otherwise acquire shares of any class or Series of our capital stock, including common stock and any other series of preferred stock, without paying or setting apart for payment any dividends on shares of any series of preferred stock. The foregoing is only a summary of the Proposed Amendments, and is qualified by reference to the amended text of the affected provisions of our Charter reflecting the Proposed Amendments, set forth as Annex A to the Offering Circular.

        Holders who desire to tender their shares of Series B Preferred Stock pursuant to the Offer to Purchase and Consent Solicitation for repurchase are required to consent to the Proposed Amendments. The execution and delivery of this Letter of Transmittal and Consent will constitute a Holder's consent to the Proposed Amendments and will also authorize and direct the Depositary to execute and deliver a written consent to the Proposed Amendments on such Holder's behalf with respect to all shares of Preferred Stock owned by such Holder. A Holder of shares of Series B Preferred Stock may not tender Series B Preferred Stock in the Offer to Purchase and Consent Solicitation without delivering its consent to the Proposed Amendments with respect to all shares of Series B Preferred Stock owned by such Holder.

        The Company reserves the right, at any time or from time to time, to extend the Offer to Purchase and Consent Solicitation, in which event the term "Expiration Date" shall mean the latest time and date to which the Offer to Purchase and Consent Solicitation is extended. The Company shall notify the Holders of the Series B Preferred Stock of any extension as promptly as practicable with a public announcement thereof.

        This Letter of Transmittal and Consent is to be completed by Holders of Series B Preferred Stock (i) if certificates evidencing Series B Preferred Stock (the "share certificates") are to be forwarded herewith or (ii) if delivery of Series B Preferred Stock is to be made by book-entry transfer to the account of American Stock Transfer & Trust Company (the "Depositary") at The Depository Trust Company or "DTC" (also known as the "book-entry transfer facility") pursuant to the book-entry transfer procedure described in the section of the Offering Circular entitled "The Offer to Purchase and Consent Solicitation—Procedure for Tendering and Consenting," and in each case, instructions are not being transmitted through the DTC Automated Tender Offer Program ("ATOP").

        Holders of Series B Preferred Stock whose share certificates for such Series B Preferred Stock are not immediately available or who cannot deliver their share certificates and all other required documents to the Depositary prior to the Expiration Date or who cannot complete the procedures for book-entry transfer prior to the Expiration Date must tender their Series B Preferred Stock according to the guaranteed delivery procedures. See Instruction 2.

        Delivery of documents to DTC does not constitute delivery to the Depositary.

        The undersigned has completed, executed and delivered this Letter of Transmittal and Consent to indicate the action the undersigned desires to take with respect to the Offer to Purchase and Consent Solicitation. The instructions included with this Letter of Transmittal and Consent must be followed.

        None of the Company's board of directors (the "Board"), the officers or employees of the Company, the Information Agent, the Depositary or any of the Company's financial advisors is making a recommendation to any Holder of Series B Preferred Stock as to whether you should tender shares in the Offer to Purchase and Consent Solicitation. You must make your own investment decision regarding the Offer to Purchase and Consent Solicitation based upon your own assessment of the market value of the Series B Preferred Stock, the effect of holding shares of the Preferred Stock upon approval of the Proposed Amendments, your liquidity needs, your investment objectives and any other factors you deem relevant.

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CHECK HERE IF TENDERED SHARES OF SERIES B PREFERRED STOCK ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

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CHECK HERE AND ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY IF TENDERED SHARES OF SERIES B PREFERRED STOCK ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING (See Instruction 2):

Name of Registered Holder:

Window Ticket Number (if any):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution which executed the notice of Guaranteed Delivery:

IF GUARANTEED DELIVERY IS TO BE MADE BY BOOK-ENTRY TRANSFER:

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

 NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

        Upon the terms and subject to the conditions of the Offer to Purchase and Consent Solicitation, the undersigned hereby tenders to the Company the shares of Series B Preferred Stock set forth in the box above entitled "Description of Series B Preferred Stock Tendered." Subject to, and effective upon, the acceptance for purchase of the Preferred Stock tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Preferred Stock as are being tendered hereby.

        The undersigned understands that the Company is also soliciting consents from Holders of the Series B Preferred Stock to approve the Proposed Amendments. The undersigned understands and agrees that tenders of shares of Preferred Stock in the Offer to Purchase and Consent Solicitation will authorize the Depositary to execute and deliver a written consent approving the Proposed Amendments with respect to the shares of Preferred Stock so tendered on the undersigned's behalf. The undersigned further understands that Holders of shares of Preferred Stock may not tender shares in the Offer to Purchase and Consent Solicitation without delivering their authorization to the Depositary to execute and deliver a written consent to the Proposed Amendments on the undersigned's behalf.

        The undersigned understands that, if successfully completed, in the Offer to Purchase and Consent Solicitation for each tendered share of Series B Preferred Stock accepted for purchase by the Company, you will receive $0.29297.

        Among the conditions to consummation of the Offer to Purchase and Consent Solicitation, Holders of at least 66 2/3% of the outstanding Preferred Stock must tender their shares or the Company will not be obligated to purchase any shares. Although the Company may receive the requisite approvals from the Holders of the Preferred Stock and the holders of the common stock to complete the Offer to Purchase and Consent Solicitation, if the Company does not satisfy certain distribution requirements under Maryland law at the expiration date, then the Offer to Purchase and Consent Solicitation will be terminated and the Company will not be obligated to purchase any shares.

        Capitalized terms used but not defined herein have the meaning given to them in the Offering Circular.

        The undersigned hereby represents and warrants that (i) the undersigned has full power and authority to tender, sell, assign and transfer the Series B Preferred Stock tendered hereby and to grant the consent and the power of attorney set forth herein, (ii) the undersigned is tendering all and not less than all of the Series B Preferred Stock owned by the undersigned, and (iii) the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company.

        The undersigned further represents and warrants that the undersigned has read and agrees to all of the terms and conditions of the Offer to Purchase and Consent Solicitation. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. This tender and grant of authorization to consent are irrevocable; provided that, the Series B Preferred Stock tendered pursuant to the Offer to Purchase and Consent Solicitation may be withdrawn, and as a result, the corresponding consent revoked, at any time on or prior to the Expiration Date, and unless theretofore accepted for purchase and not returned as provided for in the Offering Circular, may also be withdrawn after the expiration of 40 business days after the commencement of the Offer to Purchase and Consent Solicitation, subject to the withdrawal rights and procedures set forth in the

Offering Circular. The undersigned understands that, if the Company receives the requisite approvals of the Proposed Amendments from the Holders of the Preferred Stock and if a sufficient number of shares of the Preferred Stock have been tendered and accepted in the Offer to Purchase and Consent Solicitation, the Company intends to execute and file Articles of Amendment promptly following the Expiration Date and that, once effective, such amendments will be binding upon each Holder of each series of Preferred Stock, whether or not such Holder consents.

        Subject to, and effective upon, the acceptance for purchase of all of the Series B Preferred Stock tendered by this Letter of Transmittal and Consent in accordance with the terms and conditions of the Offer to Purchase and Consent Solicitation (and authorization to consent thereby delivered), the undersigned hereby tenders, sells, assigns and transfers to or upon the order of the Company, all right, title and interest in and to the shares of Series B Preferred Stock tendered by this Letter of Transmittal and Consent, and releases and discharges the Company from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, the shares of Series B Preferred Stock. The undersigned hereby consents to and approves the Proposed Amendments, described in the Offering Circular, acknowledges receipt of the Offering Circular, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Proposed Amendments. The undersigned hereby irrevocably constitutes and appoints the Depositary as its agent and attorney-in-fact, with full power and authority in its name, place and stead, with full knowledge that the Depositary is also acting as the agent of the Company in connection with the Offer to Purchase and Consent Solicitation, as the undersigned's true and lawful representative, attorney-in-fact and agent with respect to the tendered shares of Series B Preferred Stock, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the right of withdrawal described in the Offering Circular, to (1) deliver the tendered shares of Series B Preferred Stock to the Company together with all accompanying evidences of transfer and authenticity to the Company, upon receipt by the Depositary, as its agent, of the purchase price to be paid for the tendered shares of Series B Preferred Stock, (2) present the tendered Series B Preferred Stock for transfer, and to transfer the tendered Series B Preferred Stock on the account books maintained by DTC to, or upon the order of, the Company, (3) present the tendered Series B Preferred Stock for transfer, and to transfer the tendered Series B Preferred Stock on the books of the Company, (4) immediately prior to the Company's acceptance for purchase of the shares of Series B Preferred Stock tendered, consent to and approve the Proposed Amendments on behalf of the undersigned, (5) make, execute, sign, acknowledge, verify, swear to and deliver on behalf of the undersigned any written consent of the stockholders of the Company to approve the Proposed Amendments, (6) receive all benefits and otherwise exercise all rights of ownership of the tendered shares of Series B Preferred Stock, all in accordance with the terms and conditions of the Offer to Purchase and Consent Solicitation and (7) to do and perform each and every act and thing whether necessary or desirable to be done, as fully as the undersigned might or could do if personally present at a meeting of stockholders of the Company or otherwise. Such appointment will be automatically revoked if the Company does not accept for purchase shares of Series B Preferred Stock that a Holder has tendered. That the foregoing power of attorney shall terminate upon execution by the Depositary of an instrument of termination that specifies in writing that the foregoing power of attorney, as applicable, is terminated.

        The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete (i) the sale, assignment and transfer of the Series B Preferred Stock tendered hereby and (ii) the delivery of authorization to the Depositary to execute and deliver a written consent in the Offer to Purchase and Consent Solicitation on behalf of the undersigned. All authority conferred or agreed to be conferred in this Letter of Transmittal and Consent and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

This tender may be withdrawn (and the related consent and grant of power of attorney to the Depositary revoked) only in accordance with the procedures set forth in the section of the Offering Circular entitled "The Offer to Purchase and Consent Solicitation—Withdrawal of Tenders and Revocation of Consents."

        Unless otherwise indicated herein in the box entitled "Special Payment Instructions" below, please deliver payment of the purchase price for shares of any Series B Preferred Stock accepted for purchase or return any Series B Preferred Stock not accepted for purchase in the name(s) of the registered Holder(s) appearing above under the above "Description Series B Preferred Stock Tendered" box. Similarly, unless otherwise indicated under "Special Delivery Instructions" herein, please mail the purchase price or return any Series B Preferred Stock not accepted for purchase (and any accompanying documents, as appropriate) to the addresses of the registered Holder(s) appearing under the above "Description of Series B Preferred Stock Tendered" box. In the event that the boxes entitled "Special Payment Instructions" and "Special Delivery Instructions" are both completed, please deliver payment of the purchase price or the Series B Preferred Stock not accepted for purchase, in the name of and/or to the person or persons so indicated. The undersigned recognizes that the Company has no obligation, pursuant to the "Special Payment Instructions" or the "Special Delivery Instructions" to transfer any Series B Preferred Stock from the name of the registered Holder thereof if the Company does not accept for purchase any of the Series B Preferred Stock so tendered.

        THE UNDERSIGNED, BY COMPLETING THE ABOVE "DESCRIPTION OF SERIES B PREFERRED STOCK TENDERED" BOX AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THEIR DESIGNATED SHARES OF SERIES B PREFERRED STOCK AS SET FORTH IN SUCH BOX ABOVE.

        BY TENDERING SHARES OF SERIES B PREFERRED STOCK IN THE OFFER TO PURCHASE AND CONSENT SOLICITATION, THE UNDERSIGNED ALSO CONSENTS TO AND APPROVES THE PROPOSED AMENDMENTS, AS SET FORTH IN THE OFFERING CIRCULAR, AND AUTHORIZES THE DEPOSITARY TO CONSENT TO AND APPROVE THE PROPOSED AMENDMENTS ON THE UNDERSIGNED'S BEHALF WITH RESPECT TO THE SHARES OF SERIES B PREFERRED STOCK TENDERED. HOLDERS OF SHARES OF SERIES B PREFERRED STOCK MAY NOT TENDER SHARES IN THE OFFER TO PURCHASE AND CONSENT SOLICITATION WITHOUT AUTHORIZING THE DEPOSITARY TO CONSENT TO AND APPROVE THE PROPOSED AMENDMENTS ON THEIR BEHALF.

COMPLETE THE FOLLOWING TWO BOXES ONLY IF APPLICABLE

  SPECIAL PAYMENT INSTRUCTIONS
  (See Instruction 7)

              To be completed ONLY if the payment of the purchase price for shares of Series B Preferred Stock accepted for purchase is to be issued to the order of someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal and Consent or issued to an address different from that shown in the box entitled "Description of Series B Preferred Stock Tendered" within this Letter of Transmittal and Consent.

  Issue the payment to:

Name:	(Please Print)
Address:	(Include Zip Code)
(Taxpayer Identification or Social Security Number)

  SPECIAL DELIVERY INSTRUCTIONS
  (See Instruction 7)

              To be completed ONLY if certificates for shares of Series B Preferred Stock not accepted for purchase are to be sent to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal and Consent or issued to an address different from that shown in the box entitled "Description of Series B Preferred Stock Tendered" within this Letter of Transmittal and Consent.

  Deliver the Series B Preferred Stock to:

Name:	(Please Print)
Address:	(Include Zip Code)
(Taxpayer Identification or Social Security Number)

  IMPORTANT
  PLEASE SIGN HERE
  (Complete the accompanying Substitute Form W-9)

              This Letter of Transmittal and Consent must be signed by the Holder(s) of the shares of Series B Preferred Stock being tendered exactly as his, her, its or their name(s) appear(s) on certificate(s) for such shares of Series B Preferred Stock or, if tendered by a participant in DTC, exactly as such participant's name appears on a security position listing as the owner of the shares of Series B Preferred Stock or by person(s) authorized to become Holder(s) by endorsements on certificates for such shares of Series B Preferred Stock or by stock powers transmitted with this Letter of Transmittal and Consent. Endorsements on shares of Series B Preferred Stock and signatures on stock powers by Holders(s) not executing this Letter of Transmittal and Consent must be guaranteed by an Eligible Institution. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under "Capacity" and submit evidence satisfactory to the Company and the Depositary of such person's authority to so act. See Instruction 6.

  Signature(s) of Holders

Dated:
Name(s)
Capacity (full title)
Address
Area Code and Telephone Number

GUARANTEE OF SIGNATURE(S)
(IF REQUIRED; SEE INSTRUCTION 1)

Name of Firm
Address
Authorized Signature
Name
Area Code and Telephone Number

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE
OFFER TO PURCHASE AND CONSENT SOLICITATION

        1.    Guarantee of Signatures.    Except as otherwise provided below, all signatures on this Letter of Transmittal and Consent must be guaranteed by a firm that is a member of a registered national securities exchange or the Financial Industry Regulatory Authority, or by a commercial bank or trust company having an office or correspondent in the United States that is a participant in an approved Signature Guarantee Medallion Program (each of the foregoing being referred to as an "Eligible Institution"). Signatures on this Letter of Transmittal and Consent need not be guaranteed if (a) this Letter of Transmittal and Consent is signed by the Holder(s) of record of the shares of Series B Preferred Stock tendered herewith, or by a participant in DTC whose name appears on a security position listing as the owner of the shares of Series B Preferred Stock, and any shares of Series B Preferred Stock not accepted for purchase are to be issued, directly to such Holder(s), or, if signed by a participant in DTC, any shares of Series B Preferred Stock not accepted for purchase are to be credited to such participant's account at DTC, and neither has completed the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" in this Letter of Transmittal and Consent, or (b) such shares of Series B Preferred Stock are tendered for the account of an Eligible Institution. See Instruction 6.

        2.    Delivery of this Letter of Transmittal and Consent and Certificates for Series B Preferred Stock or Book-Entry Confirmations; Guaranteed Delivery Procedures.    This Letter of Transmittal and Consent is to be used by each Holder of the Series B Preferred Stock if (a) share certificates of Series B Preferred Stock are to be physically delivered to the Depositary herewith by such Holder or (b) delivery of Series B Preferred Stock is to be made by book entry transfer, and, in each case, instructions are not being transmitted through the DTC ATOP. For a tender of paper share certificates to be considered validly tendered, the Depositary must receive any required documents at its address indicated on the cover page of this Transmittal Letter and Consent prior to the Expiration Date, subject to the guaranteed delivery procedures described below. The tender by a Holder that is not withdrawn prior to the Expiration Date will constitute a binding agreement between the Holder and the Company in accordance with the terms and subject to the conditions of the Offer to Purchase and Consent Solicitation.

        If you are not a holder of record of Series B Preferred Stock, please contact your broker, bank or other nominee for further instructions. Brokers, banks or other nominees that are tendering by book-entry transfer to the Depositary's account at DTC may tender Series B Preferred Stock through the DTC ATOP, for which the Offer to Purchase and Consent Solicitation will be eligible. DTC ATOP instructions should include the name and taxpayer identification number of any beneficial owner tendering shares. DTC will then send an Agent's Message to the Depositary. The term "Agent's Message" means a message transmitted by DTC, received by the Company and forming part of the book-entry confirmation, to the effect that: (i) DTC has received an express acknowledgment from a participant in ATOP that it is tendering shares and submitting authorizations to consent to the Proposed Amendments with respect to the Series B Preferred Stock that is the subject of such book-entry confirmation; (ii) such participant has received and agrees to be bound by the terms of the Offer to Purchase and Consent Solicitation for the Series B Preferred Stock being tendered; and (iii) the agreement may be enforced against such participant. Accordingly, this Letter of Transmittal and Consent need not be completed by a Holder tendering through ATOP. However, the Holder will be bound by the terms of the Offer to Purchase and Consent Solicitation. Delivery of documents to DTC does not constitute delivery to the Depositary.

        If the Holder beneficially owns shares of Series B Preferred Stock that are held through a bank, broker or other nominee and the Holder wishes to tender those shares of Series B Preferred Stock and deliver the Holder's consent, the Holder should contact the nominee promptly and instruct it to tender the Holder's shares of Series B Preferred Stock on the Holder's behalf.

        Brokers, banks and other nominees that hold shares of Series B Preferred Stock on behalf of a beneficial holder desiring to tender Series B Preferred Stock prior to the Expiration Date through ATOP should allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC prior to such date, subject to the guaranteed delivery procedures described below. The method of delivery of Series B Preferred Stock certificates and all other required documents is at the Holder's own option and risk, and the delivery will be deemed made only when actually received by the Depositary. Likewise, tenders via the DTC ATOP system shall be deemed made only when timely confirmed by DTC. In all cases, the Holder should allow sufficient time to ensure timely processing of the Holder's tender.

        Holders who cannot deliver their shares or other required documents to the Depositary on or before the Expiration Date or who cannot complete the procedures for book-entry transfer on a timely basis must tender their shares of Series B Preferred Stock pursuant to the guaranteed delivery procedure. Pursuant to such procedure: (i) you must make your tender by or through an eligible institution; (ii) a properly completed and duly executed notice of guaranteed delivery substantially in the form made available by the Company must be received by the Depositary prior to the Expiration Date; and (iii) the certificates for all physically delivered shares, or a confirmation of a book-entry transfer of the Series B Preferred Stock into the Depositary's account at DTC, as well as the properly completed and duly executed Letter of Transmittal and Consent (or facsimile thereof or, in the case of a book-entry delivery, an Agent's Message) and any other documents required by this Letter of Transmittal and Consent, must be received by the Depositary within three NYSE trading days after the date of execution of such notice of guaranteed delivery.

        The method of delivery of share certificates, the Letter of Transmittal and Consent and all other required documents, including delivery through DTC, are at the option and risk of the tendering stockholder, and the delivery will be deemed made only when actually received by the Depositary (including, in the case of a book-entry transfer, receipt of a Book-Entry Confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

        3.    Consenting in the Offer to Purchase and Consent Solicitation.    By tendering your shares of Series B Preferred Stock in accordance with the procedures described in the Offering Circular and the Letter of Transmittal and Consent, you also consent to and approve the Proposed Amendments, as set forth in the Offering Circular, acknowledge receipt of the Offering Circular and revoke any proxy heretofore given with respect to the Proposed Amendments. You irrevocably constitute and appoint the Depositary as your agent and attorney-in-fact, with full power and authority in your name, place and stead, with full knowledge that the Depositary is also acting as the agent of the Company in connection with the Offer to Purchase and Consent Solicitation, as your true and lawful representative, attorney-in-fact and agent with respect to the tendered shares of Series B Preferred Stock, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the right of withdrawal described in the Offering Circular, to (1) deliver the tendered shares of Series B Preferred Stock to the Company together with all accompanying evidences of transfer and authenticity to the Company, upon receipt by the Depositary, as its agent, of the purchase price to be paid for the tendered shares of Series B Preferred Stock, (2) present the tendered Series B Preferred Stock for transfer, and to transfer the tendered Series B Preferred Stock on the account books maintained by DTC to, or upon the order of, the Company, (3) present the tendered Series B Preferred Stock for transfer, and to transfer the tendered Series B Preferred Stock on the books of the Company, (4) immediately prior to the Company's acceptance for purchase of the shares of Series B Preferred Stock tendered, consent to and approve the Proposed Amendments on your behalf, (5) make, execute, sign, acknowledge, verify, swear to and deliver on your behalf any written consent of the stockholders of the Company to approve the Proposed Amendments, (6) receive all benefits and otherwise exercise all rights of ownership of the tendered shares of Series B Preferred Stock, all in accordance with the terms and conditions of the Offer to Purchase and Consent Solicitation and (7) to do and perform each and every act and thing whether necessary or desirable to be done, as fully as you might or could do if personally present at a meeting of stockholders of the Company or otherwise. Such appointment will be automatically revoked if the Company does not accept for purchase shares of Series B Preferred Stock that a Holder has tendered.

        4.    Withdrawal Procedures.    Holders who wish to exercise their right of withdrawal with respect to the Offer to Purchase and Consent Solicitation must give written notice of withdrawal. A Holder may validly withdraw shares of Series B Preferred Stock that the Holder tenders (and revoke the related consent and power of attorney) at any time prior to the Expiration Date. In addition, if not previously returned, the Holder may withdraw any shares of Series B Preferred Stock (and revoke the related consent and power of attorney) that the Holder tenders that are not accepted by the Company for purchase after the expiration of 40 business days after the commencement of the Offer to Purchase and Consent Solicitation.

        If shares of Series B Preferred Stock are held through a broker, bank or other nominee in book-entry form, a withdrawal of shares of Series B Preferred Stock (and a revocation of the related authorization to consent) will be effective if the broker, bank or other nominee complies with the appropriate procedures of DTC's ATOP prior to the Expiration Date or if the Holder's shares are not previously accepted by the Company, after the expiration of 40 business days after the commencement of the Offer to Purchase and Consent Solicitation. Any notice of withdrawal must identify the beneficial owner of the shares of Series B Preferred Stock to be withdrawn, including the beneficial owner's name and account number and the account at DTC to be credited and otherwise comply with the procedures of DTC.

        If the Holder's paper share certificates are registered in the Holder's name, to withdraw the Holder's shares from the Offer to Purchase and Consent Solicitation and revoke the related consent and power of attorney, the Holder must deliver a written notice of withdrawal to the Depositary at the appropriate address specified on the front cover of this Letter of Transmittal and Consent prior to the Expiration Date or, if the Holder's shares are not previously accepted by the Company, after the expiration of 40 business days after the commencement of the Offer to Purchase and Consent Solicitation. The Holder's notice of withdrawal must comply with the requirements set forth in the Offer to Purchase and Consent Solicitation.

        Any shares of Series B Preferred Stock withdrawn will be deemed not to have been validly tendered for purposes of the Offer to Purchase and Consent Solicitation and no cash consideration will be issued in payment unless the shares of Series B Preferred Stock so withdrawn are validly re-tendered.

        5.    No Partial Tenders Accepted.    If fewer than all the shares represented by any certificate of Series B Preferred Stock delivered to the Depositary are tendered or if fewer than all of the shares of Preferred Stock owned by a Holder are tendered, the Company will be entitled to reject in its entirety any tender made by such Holder. All Series B Preferred Stock represented by certificates delivered to the Depositary will be deemed to have been tendered.

        6.    Signatures on this Letter of Transmittal and Consent; Stock Powers and Endorsements.    If this Letter of Transmittal and Consent is signed by the registered Holder(s) of the shares of Series B Preferred Stock referred to in this Letter of Transmittal and Consent, the signature(s) must correspond with the name(s) as written on the face of the share certificates without alteration, enlargement or any change whatsoever. If this Letter of Transmittal and Consent is signed by a participant in DTC whose name is shown as the owner of the shares of Series B Preferred Stock tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the shares of Series B Preferred Stock.

        If any of the shares of Series B Preferred Stock tendered are held of record by two or more persons, all such persons must sign the Letter of Transmittal and Consent.

        If any of the shares of Series B Preferred Stock tendered are registered in different names or different share certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittals and Consents as there are different registrations or share certificates.

        If this Letter of Transmittal and Consent is signed by the Holder, and the share certificates for any number of shares of Series B Preferred Stock not accepted for purchase are to be issued, or if any shares of Series B Preferred Stock that are not accepted for purchase are to be reissued or returned to, or, if tendered by book-entry transfer, credited to the account at DTC of the Holder, then the Holder need not endorse any share certificates for tendered shares of Series B Preferred Stock, nor provide a separate stock power. In any other case, the Holder must either properly endorse the share certificates for shares of Series B Preferred Stock tendered or transmit a separate properly completed stock power with this Letter of Transmittal and Consent, in either case, executed exactly as the name(s) of the Holder(s) appear(s) on such shares of Series B Preferred Stock, and, with respect to a participant in DTC whose name appears on a security position listing as the owner of the shares of Series B Preferred Stock, exactly as the name(s) of the participant(s) appear(s) on such security position listing, with the signature on the endorsement or stock power guaranteed by an Eligible Institution, unless such certificates or stock powers are executed by an Eligible Institution. See Instruction 1.

        If this Letter of Transmittal and Consent is signed by a person other than the registered Holder(s) of the Series B Preferred Stock tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered Holder(s) appear(s) on the certificates for such Series B Preferred Stock. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

        If either the Letter of Transmittal and Consent or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company and the Depositary of the authority of such persons to act must be submitted.

        Endorsements on share certificates for Series B Preferred Stock and signatures on stock powers provided in accordance with this Instruction 6 by Holders not executing this Letter of Transmittal and Consent must be guaranteed by an Eligible Institution. See Instruction 1.

        7.    Special Issuance and Special Delivery Instructions.    Tendering Holders (or participants in DTC whose name appears on a security position listing as the owner of the shares of Series B Preferred Stock) should indicate in the applicable box or boxes the name and address to which the shares of Series B Preferred Stock not accepted for purchase in the Offer to Purchase and Consent Solicitation are to be issued or sent (or are to be credited with respect to such participants in DTC), if different from the name and address of the Holder signing this Letter of Transmittal and Consent. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. If no instructions are given, the shares of Preferred Stock not accepted for purchase will be returned to the Holder of the shares of Series B Preferred Stock tendered.

        8.    Transfer Taxes.    The Company will pay all transfer taxes applicable to the purchase and transfer of Series B Preferred Stock pursuant to the Offer to Purchase and Consent Solicitation, however, if the payment of the purchase price is to be made to a person other than the person in whose name the surrendered share certificate formerly evidencing the shares of Series B Preferred Stock is registered on the stock transfer books of the Company, then the share certificate so surrendered must be endorsed properly or otherwise be in proper form for transfer and the person requesting such payment must have paid all transfer and other taxes required by reason of the payment to a person other than the registered Holder of the share certificate surrendered, or shall have established to the satisfaction of the Company that such taxes either have been paid or are not applicable.

        Additionally, if the Holder owns the shares of Series B Preferred Stock through a broker or other nominee, and the broker tenders the shares on the Holder's behalf, the broker may charge the Holder a fee for doing so. The Holder should consult the Holder's broker or nominee to determine whether any charges will apply.

        9.    Requests for Assistance or Additional Copies.    Any questions or requests for assistance and additional copies of the Offering Circular, this Letter of Transmittal and Consent or the notice of guaranteed delivery should be directed to the Information Agent at D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005. Any questions relating to the tender of physical share certificates should be directed to the Depositary at the address and telephone number listed on the front cover of this Letter of Transmittal and Consent.

        10.    Irregularities.    All questions as to the form of documents and the validity, eligibility (including the time of receipt), acceptance for purchase of any tender of shares of Series B Preferred Stock and any withdrawals of the shares of Series B Preferred Stock will be determined by the Company, in its sole discretion, and its determination will be final and binding. The Company reserves the absolute right to reject any and all tenders of shares of Series B Preferred Stock that it determines are not in proper form or the acceptance of or purchase for which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in any tender of any shares of Series B Preferred Stock. No tender of shares of Series B Preferred Stock will be deemed to have been made until all defects and irregularities in the tender of such shares have been cured or waived. None of the Company, the Depositary, the Information Agent or any other person will be under any duty to give notice of any defect or irregularity in tenders of shares of Series B Preferred Stock, nor shall any of them incur any liability for failure to give any such notice. The Company's interpretation of the terms of conditions of the Offer to Purchase and Consent Solicitation will be final and binding.

        11.    Waiver of Conditions.    Subject to the applicable rules and regulations of the Securities and Exchange Commission, the Company reserves the right to waive certain conditions enumerated in the Offer to Purchase and Consent Solicitation.

        12.    Inadequate Space.    If the space provided in the above "Description of Series B Preferred Stock Tendered" box is inadequate, the number of shares of Series B Preferred Stock and any other required information should be listed on a separate signed schedule and attached to this Letter of Transmittal and Consent.

        13.    Lost, Destroyed or Stolen Certificates.    If any certificate(s) representing shares of Series B Preferred Stock have been lost, stolen or destroyed, please call the Company's transfer agent, American Stock Transfer & Trust Company (the "Transfer Agent"), at 1-877-248-6417. The Holder may need to complete an Affidavit of Loss with respect to the lost certificate(s) (which will be provided by the Transfer Agent) and payment of an indemnity bond premium fee may be required.

        14.    Substitute Form W-9.    Under U.S. federal income tax laws, the Depositary will be required to withhold a portion of the amount of any payments made to certain Holders pursuant to the Offer to Purchase and Consent Solicitation unless each tendering Holder that is a United States citizen, resident or entity, and, if applicable, each other United States payee, must provide the Depositary (as payor) with such Holder's or payee's correct taxpayer identification number ("TIN") and certify that such Holder or payee is not subject to such backup withholding by completing the attached Substitute

Form W-9. Certain Holders or payees (including, among others, corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements provided such holder provides proper certificate exempting such holder from backup withholding. A tendering Holder who is a foreign individual, or a foreign entity should complete, sign, and submit to the Depositary the appropriate Form W-8. A Form W-8BEN may be obtained from the Depositary or downloaded from Internal Revenue Service's website at the following address: http://www.irs.gov/pub/irs-pdf/fw8ben.pdf.

        All tendering Holders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements. For further information concerning backup withholding see the "IMPORTANT TAX INFORMATION" section below.

        Failure to complete the Substitute Form W-9 will not, by itself, cause shares of Series B Preferred Stock to be deemed invalidly tendered, but may require the Depositary to withhold a portion of the amount of any payments made pursuant to the Offer to Purchase and Consent Solicitation. NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENT MADE TO YOU PURSUANT TO THE OFFER TO PURCHASE AND CONSENT SOLICITATION. PLEASE REVIEW THE "IMPORTANT TAX INFORMATION" SECTION BELOW AND THE ENCLOSED "GUIDELINES FOR CERTIFICATION OF TIN ON SUBSTITUTE FORM W-9" FOR ADDITIONAL DETAILS.

IMPORTANT TAX INFORMATION

        Under U.S. federal income tax law, a Holder whose tendered shares of Series B Preferred Stock are accepted for purchase is required by law to provide the Depositary (as payor) with such Holder's correct TIN on Substitute Form W-9 below. If such Holder is an individual, the TIN is such Holder's social security number. If the Depositary is not provided with the correct TIN, the Holder may be subject to penalties imposed by the Internal Revenue Service ("IRS") and any gross proceeds received pursuant to the Offer to Purchase and Consent Solicitation may be subject to backup withholding.

        If backup withholding applies, the Depositary is required to withhold 28% of the amount of gross proceeds received by the Holder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS provided that the required information is furnished to the IRS.

        For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if shares are held in more than one name), consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9."

Purpose of Substitute Form W-9

        To prevent backup withholding on payments that are made to a United States Holder with respect to the gross proceeds received pursuant to the Offer to Purchase and Consent Solicitation, the Holder is required to notify the Depositary of such Holder's correct TIN by completing the form below certifying, under penalties of perjury, (i) that the TIN provided on Substitute Form W-9 is correct (or that such Holder is awaiting a TIN), (ii) that such Holder is not subject to backup withholding because (a) such Holder has not been notified by the IRS that such Holder is subject to backup withholding as a result of a failure to report all interest or dividends, (b) the IRS has notified such Holder that such Holder is no longer subject to backup withholding or (c) such Holder is exempt from backup withholding, and (iii) that such Holder is a U.S. person.

What Number to Give the Depositary

        United States Holders are required to give the Depositary the social security number or employer identification number of the record holder of the shares of Series B Preferred Stock tendered hereby. If the shares of Series B Preferred Stock are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the tendering Holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the Holder should check the "Awaiting TIN" box in Part II, sign and date the Substitute Form W-9 and complete the Certificate of Awaiting Taxpayer Identification Number below. Notwithstanding that the "Awaiting TIN" box is checked in Part II and the Certificate of Awaiting Taxpayer Identification Number is completed, the Depositary will withhold 28% of the gross proceeds received by such Holder until a TIN is provided to the Depositary. Such amounts will be refunded to such surrendering Holder if a TIN is provided to the Depositary within 60 days.

Substitute Form W-9—Impac Mortgage Holdings, Inc.

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	Part I—Please provide your taxpayer or employee identification number SSN or EIN in the space at right. If awaiting TIN, write "Applied For."	Name

Request for Taxpayer Identification Number (TIN) and Certification	Part II—Awaiting TIN ☐	Address

	Part III—Certification. Under penalty of perjury, I certify that: (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);	(Number and Street)
	(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup	(City)(State)(Zip Code)
withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3) I am a United States person (as defined in the W-9 instructions).

Certification Instruction—You must cross out item (2) in Part III above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

Sign Here	Signature

Date

NOTE:
FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 28% OF ANY PROCEEDS RECEIVED BY YOU PURSUANT TO THE OFFER TO PURCHASE AND CONSENT SOLICITATION. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.
NOTE:	YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART II OF THE SUBSTITUTE FORM W-9.

CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

            I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable gross proceeds received by me thereafter will be withheld until I provide a taxpayer identification number to the payer and that, if I do not provide my taxpayer identification number within sixty days, such retained amounts shall be remitted to the Internal Revenue Service as backup withholding.

Signature	Date

        Any questions and requests for assistance may be directed to the Information Agent at the address and telephone numbers set forth below. Additional copies of the Offering Circular, the Letter of Transmittal and Consent and the notice of guaranteed delivery may be obtained from the Information Agent at the address and telephone numbers set forth below. Holders of Series B Preferred Stock may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer to Purchase and Consent Solicitation.

The Information Agent for the Offer to Purchase and Consent Solicitation is:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005

Banks and brokers call collect: (212) 269-5550
All others call toll free: (800) 269-6427

QuickLinks

  Exhibit (a)(1)(C)(i)
  Series B Preferred Stock
NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.